EXHIBIT 10.1


                            AMENDMENT NO.1 MARKETING
                           AND CO-PROMOTION AGREEMENT


  This AMENDMENT NO.1 MARKETING AND CO-PROMOTION AGREEMENT (the "Amendment") is made this _____day of March, 2000, and effective as of January 1, 2000, by and between C. R. BARD, INC. ("BARD"), a New Jersey corporation with offices at 730 Central Avenue, Murray Hill, New Jersey 07974, and CYTOGEN CORPORATION ("CYTOGEN"), a Delaware corporation with offices at 600 College Road East, Princeton, New Jersey 08540.

WHEREAS, CYTOGEN and BARD are parties to that certain Marketing and Co-Promotion Agreement, dated August 1, 1996 (the "Agreement"), pursuant to which CYTOGEN granted BARD certain rights to market Products (as defined in the Agreement) pursuant to the terms and conditions of the Agreement; and

WHEREAS, by mutual agreement, the parties now desire to amend the term and the compensation provisions of the Agreement to enable to the parties to terminate the Agreement as of the end of June, 2000.

WHEREAS, the parties now desire to amend the Agreement as expressly set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and benefits herein set forth, the parties agree as follows:

1. The parties agree to amend the Agreement as follows:

(A) Section 1.32 of the Agreement, entitled "Term," is deleted in its entirety, substituting in lieu thereof the following:

          1.32  Term - shall  mean  the term of the  Agreement  as  provided  in
Section 10.1 of this Agreement.

(B) Article 1 of the Agreement is amended by adding the following terms:

          1.43 Amendment - shall mean that certain Amendment No.1, dated on or about March , 2000, by and between the parties hereto, which shall serve as Amendment No.1 to this Agreement, which is incorporated herein by reference.

          1 .44 Amendment Effective Date - shall mean January 1, 2000.

(C) Section 3.2 of the Agreement, entitled "Right of First Offer," shall be amended by adding the following sentence:

          The rights and obligations of the parties under this Section 3.2 shall terminate as of the Amendment Effective Date.

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(D) Section 4.4 of the Agreement,  entitled  "Expansion of Territory,"  shall be amended by adding the following sentence:

          The rights and obligations of the parties under this Section 4.4 shall terminate as of the Amendment Effective Date.

(E) Section 10.1 of the Agreement, entitled "Term," is hereby deleted in its entirety, substituting in lieu thereof the following:

          10.1 Term. This Agreement will commence on the Effective Date and, unless sooner terminated in accordance with the provisions of this Agreement, will continue through and including June 31, 2000.

(F) Section 10.6.3 of the Agreement, entitled "Marketing Rights," is deleted in its entirety, substituting in lieu thereof the following:

          10.6.3 Marketing Rights. Upon termination of this Agreement, Bard's rights to market and promote the Product shall immediately cease and concurrent with or as soon as practical following such termination, Bard shall deliver to Cytogen all marketing and promotional materials with respect to Product then in the possession of Bard or any of its Affiliates; provided however, for such marketing materials related to Product that contain references to Bard or its Affiliates, Bard shall destroy such marketing materials instead of returning them to Cytogen. Notwithstanding anything to the contrary in this Section, Bard shall be entitled to retain necessary copies of any marketing materials related to Product for archival purposes only.

(G) A new Section 10.6.4, entitled "Transition," shall be added to the Agreement and shall state as follows:

          10.6.4 Transition. In preparation for termination of the Agreement and assumption of marketing responsibilities by Cytogen, Bard shall:

                  (a) use its reasonable efforts prior to the termination of this Agreement to provide a smooth transition that is transparent to the urologists and nuclear medicine physicians as a result of the termination of this Agreement;

                  (b) within forty-five (45) days of the termination of this Agreement, send to Cytogen a written report identifying at least 250 urologist and providing, where known to Bard, the following information regarding each such urologist: (i) name,
                  (ii) address, (iii) office telephone number, and (iv) Bard's perception of such urologist's opinions of ProstaScint;

                  (c) use its reasonable commercial efforts to honor all outstanding commitments (by way of example only, Product Lunch and Learns, tumor boards, and dinner meetings) scheduled by Bard through August 1, 2000; and


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                   (d)  make   reasonable   efforts   to  refer  to  a   Cytogen
                   representative all requests for information as to Product received by Bard on or before December 31, 2000.

(H) Exhibit "A" of the Agreement is hereby deleted in its entirety, substituting in lieu thereof the Exhibit "A" attached to this Amendment.

2. Other Terms. Except as otherwise provided is this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

3. Authorization. Each individual executing this Amendment on behalf of an entity represents and warrants that he or she is duly authorized to execute and deliver this Amendment on behalf of said entity; that this Amendment is binding on said entity, and that this Amendment is not in violation of or inconsistent with or contrary to provisions of any other agreement to which said entity is a party.

4. Counterparts: Copies. This Amendment may be signed in one or more counterparts, each of which will be deemed to be an original and all of which when taken together will constitute the same Amendment. Any copy of this Amendment made by reliable means shall be considered an original of this Amendment.

IN WITNESS WHEREOF the undersigned have hereunto set their hand and seal as of the date first above mentioned.


C. R. BARD, INC.                       CYTOGEN CORPORATION



By: /s/ Burt Mirsky                    By: /s/ Donald F. Crane
Name:   Burt Mirsky                    Name:   Donald F. Crane
Title:  President, BUD                 Title:  Vice President & General Counsel
Date:   04/07/00                       Date:   03/14/00















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                                   Exhibit "A"


                                   Commissions
                                   -----------

Period                                           Commission Rate
------                                           ---------------
During the first twelve                          15% of total
months following the                             Net Sales
Product Launch Date

During the Partial Year Period                   10% of that portion of
                                                 Net Sales which are less
                                                 than or equal to Baseline
                                                 Sales,1 and 26% of
                                                 Incremental Sales


Commencing with the calendar year following      10% on that portion of the Net
the Partial Year Period and continuing           Sales which are less than or
thereafter, through and  including               equal to Baseline Sales,
December 31,  1999.                              and 27%-30%2 on Incremental
                                                 Sales

January, 2000                                    9% of total Net Sales

February, 2000                                   8% of total Net Sales

March, 2000                                      7% of total Net Sales

April, 2000                                      6% of total Net Sales

May, 2000                                        5% of total Net Sales

June, 2000                                       4% of total Net Sales

---------------------

1. During the Partial Year Period only, Baseline Sales shall mean the amount of Net Sales achieved during the preceding twelve month period multiplied by a fraction, the numerator of which is the number of days in this period and the denominator of which is 365. For example, if the Baseline Sales for the first 12 months following the Product Launch Date was $10 million and the Product Launch Date was January 31, 1997, the Baseline Sales for the Partial Year Period only would be equal to $9,150,000 (10 million x 334/365).

2. During the first calendar year following the Partial Year Period, the Commission Rate for Incremental Sales shall be 27% and it shall increase by one (1) percentage point each year therefore until it reaches the level of 30% at which time it shall remain constant.